EXHIBIT 4.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK
OF
VICON INDUSTRIES, INC.
Original Issue Date: April 20, 2017
This is to certify that, FOR VALUE RECEIVED, NIL FUNDING CORPORATION or assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from VICON INDUSTRIES, INC., a New York corporation (the “Company”), One Million Five Hundred Thousand (1,500,000) fully paid, validly issued and nonassessable shares of common stock, $0.01 par value, of the Company (“Common Stock”) at a price of $.40 per share. This Warrant may be exercised at any time or from time to time during the three-year period (the “Exercise Period”) commencing on the Original Issue Date set forth above. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share of Common Stock in effect at any time with respect to any Warrant Shares, and as adjusted from time to time, is hereinafter sometimes referred to as the “Exercise Price.”
1.Exercise Of Warrant; Cancellation Of Warrant.
(a)This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day.
(b)This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the applicable Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise along with payment of the applicable Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, which shall be duly authorized, validly issued, fully paid, and non-assessable and free and clear of all liens and encumbrances, with no personal liability attaching to ownership thereof, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.
2.Reservation Of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.
3.Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of the shares of Common Stock, determined as follows:
(a)If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or
(b)If the Common Stock is not so listed or admitted to unlisted trading privileges, but is quoted on the OTC Bulletin Board or by the OTC Markets Group, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the OTC Bulletin Board or the OTC Markets Group, Inc., as applicable, on the last business day prior to the date of the exercise of this Warrant; or
(c)If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.
4.Exchange, Transfer, Assignment Or Loss Of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.
5.Rights Of The Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

6.Anti‑Dilution Provisions. The Exercise Price in effect at any time, and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:
(a)In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.
(b)Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.
(c)No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one‑hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).
(d)The form of this Warrant need not be changed because of any adjustment in the number of Exercise Price or Warrant Shares subject to this Warrant.
7.Notices To Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.
8.Reclassification, Reorganization Or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6 hereof.
9.Representations of Holder.
(a)The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, its account only.
(b)The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
(c)The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, with the exception of certain registration rights set forth in Section 10 below, or to comply with any exemption from such registration.
(d)The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.
(e)The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances.
(f)The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
10.Registration Rights.
(a)Required Registration. The Company hereby agrees with the holders of the Warrants or the Warrant Shares (collectively, the “Securities”) or their transferees to prepare and file with the Securities and Exchange Commission (the “SEC”) no later than the five month anniversary of the Original Issue Date, a registration statement under the Act covering the resale of the Warrant Shares and to use its best reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement effective until such time as the Warrant Shares have been sold or may be sold under Rule 144 without volume limitation. Subject to Section 10(c) hereof, in the event such registration statement is not effective by the six month anniversary of the Original Issue Date, or, if such registration statement shall cease to be effective at any time thereafter during the Exercise Period, until such time as the Warrant Shares have been sold or may be sold under Rule 144 without volume limitation, such occurrence shall be an event of default under that certain Second Amended and Restated Credit Agreement with Consent of Guarantor, by and among the Company, Holder, and IQinVision, Inc., of even date herewith.
(b)"Piggyback" Registration Rights. If the Company shall at any time determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with a proposed offer and sale of any of its equity securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form or an exchange offer or offering of securities solely to the Company’s existing stockholders), the Company will give written notice of its determination to all record holders of the Securities. Upon the written request from any holders of the Securities, within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Warrant Shares with respect to which a request for inclusion has been received to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration under this Section 10(b). If any registration pursuant to this Section 10(b) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to this Section 10(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the holders requesting inclusion in the registration statement shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Warrant Shares originally covered by a request for registration (the "Requested Stock") would reduce the number of shares which could be sold by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration pursuant to the "piggyback" registration rights herein or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.
The obligation of the Company under this Section 10(b) shall not apply to Warrant Shares that at such time are eligible for immediate resale pursuant to Rule 144 under the Act without volume limitation.
(c)Suspension Right. For not more than twenty (20) consecutive days, and for not more than an aggregate of forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any registration statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company or (B) to amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each holder in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of a holder) disclose to such holder any material non-public information giving rise to an Allowed Delay, (b) advise the holders in writing to cease all sales under the registration statement until the end of the Allowed Delay and (c) use commercially reasonable best efforts to terminate an Allowed Delay as promptly as practicable.
(d)Registration Procedures. In connection with any registration statement filed pursuant to Section 10(a) or in which any Requested Stock is included, the Company shall:
(i)use its best efforts to cause such registration statement to become and remain effective;
(ii)prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;
(iii)furnish to the holders of the Securities participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;
(iv)use its best efforts to register or qualify the securities covered by such registration statement under the state securities or blue sky laws of such jurisdictions as the holders of the Securities may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
(v)notify the holders of the Securities, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;
(vi)notify the holders of the Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;
(vii)prepare and file with the SEC, promptly upon the request of any holders of the Securities, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders of the Securities (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holders of the Securities;
(viii)prepare and promptly file with the SEC, and promptly notify the holders of the Securities of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result which any such prospectus or any other prospectus as then in effect includes or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and
(ix)advise the holders of the Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.
The holders of the Securities shall cooperate with the Company in providing the information necessary to effect the registration of their Warrant Shares, including completion of customary questionnaires.
(e)Expenses.
(x)With respect to the registration required pursuant to Section 10(a) or 10(b) hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (ii) below) shall be borne by the Company, provided, however, that the holders of the Securities shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of their own counsel, as applicable.
(xi)The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (i) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in d(i) above). Fees and disbursements of counsel and accountants for the holders and any other expenses incurred by the holders of the Securities not expressly included above shall be borne by the holders of the Securities.
(f)Indemnification.
(xii)The Company will indemnify and hold harmless each holder of Warrant Shares which are included in a registration statement pursuant to the provisions of Section 10(a) or Section 10(b) hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder of Securities and each person, if any, who controls such holder of the Securities or such underwriter within the meaning of the Act (collectively the "Indemnified Holders"), from and against, and will reimburse such Indemnified Holder with respect to, any and all loss, damage, liability, cost and expense to which such Indemnified Holder may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses is caused by, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Indemnified Holder in writing specifically for use in the preparation thereof.
(xiii)Each holder of Warrant Shares included in a registration pursuant to the provisions of Section 10(a) or Section 10(b) hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.
(xiv)Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section (f) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder and will not relieve it from any liability hereunder except to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (x) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (z) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.
11.Listing. The Company will use its best efforts to list the Warrant Shares for trading on the NYSE MKT, or any successor exchange on which the Company’s Common Stock is listed, and maintain the listing of the Common Stock on the NYSE MKT or successor exchange.
12.Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
13.Governing Law. This Warrant is made under and shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles relating to conflict of laws.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed as of the Original Issue Date first above referenced.

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
Name: John M. Badke
Title: CEO

PURCHASE FORM
Dated:________________________
The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock of Vicon Industries, Inc. and hereby makes payment of in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK
Name:___________________________
(Please typewrite or print in block letters)
Address:__________________________
Signature:_________________________

ASSIGNMENT FORM
FOR VALUE RECEIVED, hereby sells, assigns and transfers unto
Name:___________________________
(Please typewrite or print in block letters)
Address:__________________________
the right to purchase Common Stock of Vicon Industries, Inc. represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.
Date:_____________________________
Signature:_________________________